Exhibit 1

Execution Version

FIRST AMENDMENT TO
EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT
AND CONSENT AGREEMENT

THIS AGREEMENT made as of the 12th day of September, 2018

B E T W E E N:

JUST ENERGY ONTARIO L.P., an Ontario limited partnership
as Canadian borrower (the “Canadian Borrower”)

- and -

JUST ENERGY (U.S.) CORP., a Delaware corporation
as US borrower (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”)

- and -

CANADIAN IMPERIAL BANK OF COMMERCE,
as administrative agent (the “Agent”)

- and -

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO,
as lenders (the “Lenders”)

WHEREAS the Borrowers, the Agent and the Lenders are parties to an eighth amended and restated credit agreement dated as of April 18, 2018 (as such agreement may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

AND WHEREAS Just Energy Group Inc. (“JustEnergy”) proposes to enter into an unsecured multi-draw term credit facility in an aggregate principal amount of up to US$250,000,000 with National Bank of Canada, as administrative agent, and Sagard Credit Partners, LP and certain other lenders, as lenders (the “2018 Subordinated Debt”), which will be guaranteed by the Obligors on an unsecured basis;

AND WHEREAS the 2018 Subordinated Debt will constitute Subordinated Debt, and therefore Permitted Debt pursuant to clause (g) of the definition of “Permitted Debt” contained in the Credit Agreement; provided that the 2018 Subordinated Debt is subordinated and postponed to the Obligations pursuant to a subordination and postponement agreement in form and substance satisfactory to all of the Lenders in their absolute discretion;

AND WHEREAS JustEnergy proposes to make multiple payments in order to repay in full the principal amount of the UK Convertible Bonds (plus all accrued and unpaid interest) using the proceeds from one or more tranches of the 2018 Subordinated Debt (each, a “Repayment” and collectively, the “Repayments”);

AND WHEREAS the Repayments constitute a Distribution pursuant to the Credit Agreement, which would not be permitted pursuant to Section 9.04(7) of the Credit Agreement without the prior written consent of the Majority Lenders;

AND WHEREAS the Borrowers have requested certain consents which are detailed in this Agreement;

AND WHEREAS the Lenders are agreeable to provide the consents contemplated herein and requested by the Borrowers in accordance with the terms hereof;

AND WHEREAS the Borrowers and the Lenders wish to amend certain terms and conditions of the Credit Agreement as set forth herein in order to, among other things, add additional terms and conditions to ensure that the 2018 Subordinated Debt is no more onerous or restrictive than the Credit Agreement.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1     Defined Terms

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Section 2     Amendments to Credit Agreement

(1)               Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)	clause (b) of the definition of “Convertible Subordinated Debentures” is deleted in its entirety and replaced with the following:

“(b)	the final maturity or due date in respect of repayment of principal of such debentures is not prior to the date that is 90 days after the Maturity Date;”;

(b)	the definition of “Distributable Free Cash Flow” is deleted in its entirety and replaced with the following:

“Distributable Free Cash Flow” means, for any period, the net income/loss of the Borrowers and the Restricted Subsidiaries plus amortization, Share Based Compensation, non-cash losses in fair value of derivative instruments, other non-cash items (including, reductions to income not involving an outlay of cash), income tax expense (recovery), adjustments required to reflect net cash receipts from its natural gas sales, any Distributions from any Unrestricted Subsidiary, interest expense with respect to Convertible Subordinated Debentures, UK Convertible Bonds and the 2018 Subordinated Debt, the Sagard Fees, and cash proceeds from the issuance of preferred shares of JustEnergy under the at the market public offering, in an amount not to exceed [AMOUNT REDACTED] in the aggregate on a trailing twelve-month basis, minus, without duplication, current income taxes payable (including pursuant to any tax sharing arrangements and including any required tax distributions), non-cash gains in fair value of derivative instruments, payments under the NCIBs, cash contract initiation costs, maintenance capital expenditures, cash payments for litigation and other similar proceedings and other cash and non-cash extraordinary or non-recurring gains; all of the foregoing to be determined on a Modified Consolidated Basis. A sample calculation of Distributable Free Cash Flow is attached hereto as Schedule K.

(c)	the definition of “Distributions” is hereby amended by deleting clause (g) in its entirety and replaced with the following:

“(g)	permanent repayments (partial or full) of the principal amount of the $100 Million Convertible Debentures, the $160 Million Convertible Debentures, the UK Convertible Bonds or the 2018 Subordinated Debt,”;

(d)	the definition of “Excluded Taxes” is hereby deleted in its entirety and replaced with the following:

“Excluded Taxes” means in the case of each Lender, the Agent or any other recipient of any payment to be made by or on account of any obligation of the Obligors hereunder (i) Taxes imposed on or measured by its net income (however denominated), net worth, net profits, capital and franchise taxes imposed on it in lieu of net income taxes and branch profits taxes, in each case, (A) by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or has its principal office or applicable lending office or any political subdivision thereof or (B) that are Other Connection Taxes; (ii) any withholding Taxes imposed on interest payable to or for the account of such Lender or the Agent pursuant to law in effect on the date on which such Lender or the Agent became a Lender or the Agent hereunder (except to the extent such Taxes were not considered Excluded Taxes with respect to such Lender’s or the Agent’s immediate assignor); (iii) Taxes attributable to such Lender’s failure to comply with Sections 14.04(3), 14.04(4) or 14.04(5); (iv) any Canadian withholding Tax imposed on a payment by or on account of any obligation of an Obligor hereunder as a result of: (A) the recipient and the Obligor being Non-Arm’s Length; (B) the recipient being a “specified non-resident shareholder” of the Obligor or being Non-Arm’s Length with a “specified shareholder” of the Obligor (in each case, within the meaning of the Income Tax Act (Canada)), or (C) such payment being a payment of interest that is paid or payable in respect of a debt or other obligation to pay an amount to a person with whom the payer is Non-Arm’s Length, other than in each case where the Non-Arm’s Length, “specified shareholder” or “specified non-resident shareholder” relationship arises in connection with or as a result of a Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or received or enforced any rights under any Credit Document; and (v) any United States withholding Taxes imposed under FATCA.

(e)	the definition of “Permitted Debt” is hereby amended by deleting clause (h) in its entirety and replaced with the following:

“(h)	Convertible Subordinated Debentures, provided the trustee thereto has issued a confirmation to the Agent that the Obligations constitute “Senior Indebtedness” thereunder;”;

(f)	the definition of “Permitted Distributions” is hereby amended by (i) deleting the word “and” from the end of clause (j), and (ii) deleting clause (k) and replacing it with the following and adding a new clause (l) immediately thereafter:

“(k)	permanent repayments (partial or full) of the principal amount of the $100 Million Convertible Debentures, the $160 Million Convertible Debentures, the UK Convertible Bonds or the 2018 Subordinated Debt (including all premiums, prepayment fees and make-whole amounts due in respect of the 2018 Subordinate Debt); and

(l)	cash interest payments on the 2018 Subordinated Debt and payment of the Sagard Fees, subject in each case to the terms of this Agreement and the 2018 Subordinated Debt Subordination Agreement.”;

(g)	the definition of “Senior Debt” is hereby deleted in its entirety and replaced with the following:

“Senior Debt” means Total Debt minus (i) High Yield Debt, (ii) UK Convertible Bonds and (iii) the 2018 Subordinated Debt, all as determined on a Modified Consolidated Basis in accordance with GAAP.

(h)	the definition of “Subordinated Debt” is hereby deleted in its entirety and replaced with the following:

“Subordinated Debt” means, with respect to any Person, at any time, indebtedness for borrowed money which, among other things, (i) the final maturity or due date thereof is not prior to the date that is 90 days after the Maturity Date and (ii) is subordinated and postponed to the Obligations pursuant to a subordination and postponement agreement or otherwise, all in a form and on terms and conditions satisfactory to all of the Lenders in their absolute discretion.

(i)	the definition of “Tax” is hereby deleted in its entirety and replaced with the following:

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, harmonized sales, value added, capital, capital gains, alternative, net worth, capital, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, royalties, duties, deductions, compulsory loans or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, employment insurance payments and workers compensation premiums, together with any instalments, and any interest, fines and penalties, imposed by any Governmental Authority (including federal, state, provincial, municipal and foreign Governmental Authorities) in respect thereof, whether disputed or not.

(j)	the following definitions are added in their proper alphabetical order:

“2018 Subordinated Debt” means up to US$250,000,000 aggregate principal amount of indebtedness incurred by JustEnergy pursuant to the Sagard Facility Agreement, which indebtedness is subject to the terms of the 2018 Subordinated Debt Subordination Agreement and is unsecured. For greater certainty, the 2018 Subordinated Debt constitutes Subordinated Debt.

“2018 Subordinated Debt Subordination Agreement” means the subordination and postponement agreement dated as of September 12, 2018 between National Bank of Canada, as administrative agent under the Sagard Facility, the Agent, JustEnergy and the other Obligors, in form and substance satisfactory to all of the Lenders and as may be supplemented, modified, amended or restated from time to time in accordance with the terms of this Agreement.

“Sagard Facility Agreement” means the unsecured loan agreement dated as of September 12, 2018 between National Bank of Canada, as administrative agent, Sagard Credit Partners, LP and the other lenders party thereto, as lenders, and JustEnergy, as borrower, as may be supplemented, modified, amended or restated from time to time in accordance with the terms of this Agreement and the 2018 Subordinated Debt Subordination Agreement.

“Sagard Fees” means, [INFORMATION REDACTED].

(2)               Article 8 of the Credit Agreement is amended by adding the following as a new Section 8.01(45) immediately after Section 8.01(44):

“(45)	Reporting Issuer. JustEnergy is a reporting issuer, as defined under applicable Canadian securities laws, in all of the provinces and territories of Canada and is not in default in any material respect under any requirement of applicable Canadian or U.S. securities laws. JustEnergy is in compliance in all material respects with the rules and regulations of the Toronto Stock Exchange and the New York Stock Exchange.”;

(3)               Section 9.01(11) of the Credit Agreement is amended by deleting clause (g) in its entirety and replaced with the following:

“(g)	any entering into of a Material Contract or Material Licence, together with a true copy thereof;”

(4)               Article 9 of the Credit Agreement is amended by adding the following as new Section 9.01(29) and 9.01(30) immediately after Section 9.01(28):

“(29)	Reporting Issuer Status. Maintain the listing of the equity interests of JustEnergy on the Toronto Stock Exchange and maintain the status of JustEnergy as a reporting issuer under the Canadian securities laws of all of the provinces and territories of Canada in which it is a reporting issuer as of the date of this Agreement.

(30)	Reinsurance Program. Use commercially reasonable best efforts to establish on or before December 12, 2018, and thereafter provide evidence satisfactory to the Agent that the Blended Alternative Risk Transfer Insurance is in effect.”

(5)               Sections 9.03(11) and 9.03(12) of the Credit Agreement are hereby renumbered as Sections 9.03(12) and 9.03(13), respectively, and the following is added as a new Section 9.03(11) immediately after Section 9.03(10):

“(11)	Risk Management Policy. Promptly notify the Agent of any changes or modifications to the risk management and hedging policy of the Obligors from that in effect on the date hereof and promptly provide a copy of such change or modification.”

(6)               Section 9.04(4)(d) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(d)	notwithstanding Subsection 9.04(4)(a), the Borrowers shall be permitted to repay the $100 Million Convertible Debentures, the $160 Million Convertible Debentures, the UK Convertible Bonds or the 2018 Subordinated Debt; provided that:

(i)	any such debt is converted into common shares of JustEnergy on or before the applicable maturity date of such debt;

(ii)	any such debt is repaid or refinanced on terms satisfactory to the Majority Lenders; or

(iii)	at the time of any such repayment and following the making of any such repayment, the Borrowers are in pro forma compliance with all covenants contained in this Agreement (including, for greater certainty, Section 9.04(7)) and no Pending Event of Default or Event of Default has occurred or would result from the making of any such repayment.”

(7)               Section 9.04(8) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(8)	Distribution Restrictions Other than this Agreement and the Sagard Facility Agreement, enter into any other agreement that would limit its ability to effect any dividends or distributions.”

(8)               Section 9.05(2)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i)	shall be a corporation, limited partnership, general partnership, trust or limited liability corporation formed under the laws of (A) Canada or a province thereof, (B) a state of the United States of America or the District of Columbia, (C) the United Kingdom, (D) Germany, (E) Belgium, (F) Hungary or (G) Holland;”

(9)               Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the period at the end of Section 11.01(26) and replacing it with “; or”; and (ii) adding the following as new Sections 11.01(27) and 11.01(28) immediately after Section 11.01(26):

“(27)	if the common shares of JustEnergy cease to be listed for trading on the Toronto Stock Exchange (for certainty, not including in connection with a customary trading halt for the dissemination of news) or any order is made by any Governmental Authority in relation to JustEnergy, or there is any change of law, or the interpretation or administration thereof, in each case, which in the reasonable opinion of the Agent, operates to prevent or materially restrict the trading of the common shares of JustEnergy on the Toronto Stock Exchange; or

(28)	if a default or an event of default has occurred under the Sagard Facility Agreement after giving effect to any applicable notice or grace periods.”

(10)           Section 14.04(1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(1)	All payments to be made to the Agent or the Lenders pursuant to the Credit Documents will be made free and clear of, and without reduction for or on account of, any present or future Taxes; provided, however, if any Taxes are required by Applicable Law to be withheld from any interest or other amount payable to the Agent or any Lender under any Credit Document, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is a Tax other than an Excluded Tax, the amount so payable by the applicable Obligor to the Agent or such Lender will be increased to the extent necessary to yield to the Agent or such Lender, on a net basis after payment of all Taxes (including all Taxes imposed (other than Excluded Taxes) on any additional amounts payable under this Section), interest or any such other amount payable under such Credit Document at the rate or in the amount specified in such Credit Document. The Obligors will be fully liable and responsible for and will, promptly following receipt of a request from the Agent, pay to the Agent any and all Taxes in the nature of sales, use, excise, value-added, goods and services, harmonized sales, stamp, property and similar Taxes payable under the laws of Canada, any Province of Canada, the United States of America, any State of the United States of America or any other country or jurisdiction with respect to any and all goods and services made available under the Credit Documents to any Obligor by the Agent and the Lenders, or any and all Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Documents, but not including any Excluded Taxes. Whenever any Taxes are payable by an Obligor pursuant to this section, for the account of the Agent or a Lender, a certified copy of an original official receipt showing payment of such Taxes (or other reasonable documentary evidence of such payment) will be promptly provided by such Obligor to the Agent or such Lender. If an Obligor fails to pay any Taxes (other than Excluded Taxes) in respect of any payment made to the Agent or the Lenders pursuant to the Credit Documents when due or if an Obligor fails to remit to the Agent the required documentary evidence of such payment, the Obligors will indemnify and save harmless the Agent and the Lenders from any incremental Taxes (other than Excluded Taxes), interest, penalties or other reasonable expenses that may become payable by the Agent or by any Lender or to which the Agent or any Lender may be subjected as a result of any such failure. A certificate of the Agent or any Lender as to the amount of any such Taxes (other than Excluded Taxes), interest or penalties and containing reasonable details of the calculation of such Taxes, interest or penalties will be, absent manifest error, prima facie evidence of the amount of such Taxes, interest or penalties, as the case may be. If an Obligor has paid over or remitted an amount on account of Taxes pursuant to the foregoing provision and the amount so paid over or remitted is subsequently refunded to such Lender, in whole or in part, such Lender will remit to the such Obligor, provided there is then no Pending Event of Default or Event of Default and subject to the set off rights of the Lenders, such an amount equal to such refund (but only to the extent of indemnity payments or additional amount paid under this section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The applicable Obligor, upon request of a Lender, shall repay to such Lender the amount paid over pursuant to the foregoing sentence (plus penalties, interest or other charges imposed by the relevant Governmental Authority). Notwithstanding anything to the contrary in the preceding two sentences, in no event will a Lender be required to pay any amount to an Obligor pursuant to this section the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. The foregoing three sentences shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Obligors or any other Person.”

(11)           Schedule K to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

Section 3     Consents

Subject to the terms of this Agreement, the Lenders hereby consent as follows:

(a)	in accordance with Sections 9.04(4)(d)(ii) and 9.04(4)(d)(iii) of the Credit Agreement, the Lenders hereby consent to the Repayments, subject to the satisfaction of the following conditions precedent prior to or concurrently with each Repayment:

(i)	the UK Convertible Bonds (plus all accrued and unpaid interest) will be repaid using the proceeds from the 2018 Subordinated Debt;

(ii)	the Agent shall have received a sources and uses memo from JustEnergy or the Borrowers with respect to such Repayment, such sources and uses memo to be in form and substance satisfactory to the Agent;

(iii)	no Event of Default or Pending Event of Default has occurred and is continuing on the date of such Repayment or will occur after giving effect to such Repayment and an officer of the Borrowers shall have certified as such to the Agent and the Lenders;

(iv)	no Material Adverse Effect shall have occurred since March 31, 2018 and an officer of the Borrowers shall have certified as such to the Agent and the Lenders;

(v)	the Agent will have received certified copies of all approvals of any Governmental Authority and other third parties, if any, required for JustEnergy and the Borrowers in respect of such Repayment; and

(vi)	the Borrowers shall be in pro forma compliance with, the Total Debt to EBITDA Ratio, the Senior Debt to EBITDA Ratio and the Permitted Distributions covenant contained in Section 9.04(7)(a) of the Credit Agreement, after giving effect to such Repayment, and the Agent and the Lenders shall have received a pro forma Compliance Certificate to evidence the same, such Compliance Certificate to be in form and substance satisfactory to the Agent.

For greater certainty, the Repayments will not be included for the purpose of calculating Distributable Free Cash Flow and will not constitute a Distribution for the purposes of Section 9.04(7)(a) of the Credit Agreement;

(b)	each Lender hereby consents to the Agent entering into the 2018 Subordinated Debt Subordination Agreement on their behalf, and confirms that the 2018 Subordinated Debt Subordination Agreement is in a form and on terms and conditions satisfactory to such Lender; provided that, the foregoing consent is subject to the covenants, terms and provisions of the documents, instruments and agreements evidencing the 2018 Subordinated Debt (including the Sagard Facility Agreement) shall not be more restrictive than the covenants, terms and provisions of the Credit Agreement and the other Credit Documents taken as a whole; and

(c)	the Agent and each of the Lenders hereby acknowledges that it has reviewed and is satisfied with the terms of the Sagard Facility Agreement delivered to it pursuant to Section 5(e) hereof.

Section 4     Representations and Warranties

In order to induce the Agent and the Lenders to enter into this Agreement, the Borrowers hereby (a) confirm that all the representations and warranties of the Borrowers contained in the Credit Agreement and in any written statement, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated hereby and thereby are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, (b) confirm that no Event of Default or Pending Event of Default has occurred and is continuing on the date hereof, (c) confirm that no Material Adverse Effect has occurred since March 31, 2018, and (d) confirm that the Obligors have obtained all necessary consents or approvals required from any Governmental Authorities and any other third parties to incur the 2018 Subordinated Debt.

Section 5     Conditions Precedent

This Agreement shall be subject to and conditional upon the following conditions precedent being fulfilled to the satisfaction of the Agent and the Lenders:

(a)	execution and delivery of this Agreement by the Borrowers, the Agent and the Lenders;

(b)	no Event of Default or Pending Event of Default has occurred and is continuing on the date hereof or will occur after giving effect to the 2018 Subordinated Debt;

(c)	no Material Adverse Effect shall have occurred since March 31, 2018;

(d)	the Agent will have received certified copies of all approvals of any Governmental Authorities and other third parties, if any, required for JustEnergy and the Borrowers in respect of the 2018 Subordinated Debt;

(e)	the Agent will have received certified copies of the Sagard Facility Agreement and all other material documentation in connection with the Sagard Facility Agreement, in form and substance satisfactory to the Agent, together with a fully executed copy of the 2018 Subordinated Debt Subordination Agreement;

(f)	the Borrowers shall be in pro forma compliance with, the Total Debt to EBITDA Ratio, the Senior Debt to EBITDA Ratio and the Permitted Distributions covenant contained in Section 9.04(7)(a) of the Credit Agreement, after giving effect to the incurrence of the 2018 Subordinated Debt, and the Agent and the Lenders shall have received a pro forma Compliance Certificate to evidence the same, such Compliance Certificate to be in form and substance satisfactory to the Agent;

(g)	execution and delivery by each Obligor of the acknowledgement and confirmation by each Obligor in favour of the Collateral Agent, the Agent and the Lenders confirming the continuing validity, force and effect of (a) their respective obligations under this Agreement or guarantees previously delivered by them, as applicable, and (b) the Security given by them in favour of the Collateral Agent therefor;

(h)	the Agent and the Lenders shall have received, or arrangements satisfactory to the Agent shall have been made to ensure that they will receive, all fees and expenses due under this Agreement or any other Credit Documents or as otherwise agreed to with the Borrowers, including for greater certainty, a fee of Cdn.$15,000 payable to each Lender who is a party to this Agreement;

(i)	the Canadian Borrower will have paid, or arrangements satisfactory to the Agent shall have been made to ensure that the Canadian Borrower will pay, all reasonable out-of-pocket expenses (including all reasonable legal fees and consultant’s fees) incurred by or on behalf of the Agent in connection with this Agreement and the transactions and other documents contemplated by this Agreement; and

(j)	the Agent will have received such additional evidence, documents or undertakings as the Lenders will reasonably request and be satisfied, acting reasonably, as to the taking of all proceedings in connection herewith in compliance with the conditions set forth in this Agreement, provided that, all documents delivered pursuant to this Section 5 will be in full force and effect, and in form and substance satisfactory to the Agent and the Lenders, acting reasonably.

Section 6     Expenses

The Borrowers shall pay all reasonable fees and expenses, including, without limitation, reasonable legal fees incurred by the Agent and Lenders in connection with the preparation, negotiation, completion, execution, delivery and review of this Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

Section 7     Continuance of Credit Agreement and Security

The Borrowers acknowledge and confirm that the Credit Agreement and the Credit Documents to which they are party shall be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

Section 8     No Waiver

The Borrowers acknowledge and confirm that except as expressly set out in this Agreement, none of the terms contained in this Agreement shall operate or be construed as a waiver of any of the provisions of the Credit Documents or any Event of Default or Pending Event of Default.

Section 9     Counterparts

This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10 Governing Law

This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

BORROWERS:

JUST ENERGY ONTARIO L.P. by its general partner JUST ENERGY CORP.

By:	(Signed)
Name: James Brown
Title: Chief Financial Officer

By:	(Signed)
Name: Patrick McCullough
Title: Chief Executive Officer

JUST ENERGY (U.S.) CORP.

By:	(Signed)
Name: James Brown
Title: Chief Financial Officer

By:	(Signed)
Name: Patrick McCullough
Title: Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT]

AGENT:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	(Signed)
Name: David Evelyn
Title: General Manager

By:	(Signed)
Name: Neermala Hurry
Title: Assistant General Manager

[SIGNATURE PAGE TO FIRST AMENDMENT]

LENDERS:

CANADIAN IMPERIAL BANK OF COMMERCE, as a Canadian Lender, Canadian Swingline Lender and LC Lender

By:	(Signed)
Name: Emma Johnson
Title: Director

By:	(Signed)
Name: Stephen Redding
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT]

NATIONAL BANK OF CANADA, as a Canadian Lender and a Canadian Issuing Lender

By:	(Signed)
Name: Gavin Virgo
Title: Vice-President

By:	(Signed)
Name: David Torrey
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT]

ATB FINANCIAL, as a Canadian Lender

By:	(Signed)
Name: Michael Thomas
Title: Director

By:	(Signed)
Name: Kateryna Guay
Title: Associate Director

[SIGNATURE PAGE TO FIRST AMENDMENT]

HSBC BANK CANADA, as a Canadian Lender

By:	(Signed)
Name: Andrew Sclater
Title: Director Large Corporate Banking

By:	(Signed)
Name: Simon Tobin
Title: Director Large Corporate Banking

[SIGNATURE PAGE TO FIRST AMENDMENT]

CANADIAN WESTERN BANK, as a Canadian Lender

By:	(Signed)
Name: Stan Seto
Title: Senior Manager

By:	(Signed)
Name: John Plant
Title: AVP, Corporate Lending

[SIGNATURE PAGE TO FIRST AMENDMENT]

JP MORGAN CHASE BANK, N.A., as a Canadian Lender

By:	(Signed)
Name: Jeffrey Coleman
Title: Executive Director

By:	(Signed)
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a Canadian Lender

By:	(Signed)
Name: Jake Dowden
Title: Vice President, Authorized Signatory

By:	(Signed)
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT]

CANADIAN IMPERIAL BANK OF COMMERCE, as a US Lender and a US Issuing Lender

By:	(Signed)
Name: Emma Johnson
Title: Director

By:	(Signed)
Name: Stephen Redding
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a US Issuing Lender (solely in respect of the Existing CIBC US Letters of Credit)

By:	(Signed)
Name: Robert Robin
Title: Authorized Signatory

By:	(Signed)
Name: Andrew Campbell
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT]

NATIONAL BANK OF CANADA, as a US Lender and a US Issuing Lender

By:	(Signed)
Name: Gavin Virgo
Title: Vice-President

By:	(Signed)
Name: David Torrey
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT]

HSBC BANK CANADA, as a US Lender

By:	(Signed)
Name: Andrew Sclater
Title: Director Large Corporate Banking

By:	(Signed)
Name: Simon Tobin
Title: Director Large Corporate Banking

[SIGNATURE PAGE TO FIRST AMENDMENT]

JP MORGAN CHASE BANK, N.A., as a US Lender and US Swingline Lender

By:	(Signed)
Name: Justin Martin
Title: Authorized Officer

By:	(Signed)
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a US Lender

By:	(Signed)
Name: Jake Dowden
Title: Vice President, Authorized Signatory

By:	(Signed)
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT]

SCHEDULE A

Replacement Schedule K (Distributable Free Cash Flow)
to the Credit Agreement

[REDACTED]